Exhibit 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated of as May 5, 2009, by and among (i) MobilePro Corp. a Delaware corporation (the “Company”), (ii) each subsidiary and affiliate of the Company listed on Schedule 1 attached hereto (the “Subsidiaries,” and collectively with the Company, the “Grantors”) and YA Global Investments, L.P. f/k/a Cornell Capital Partners, LP (“YA Global”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, reference is made to those certain financing arrangements and other documents, instruments and agreements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents”  pursuant to which, YA Global is the holder of the following secured convertible debenture (the “Debenture”) issued by the Company:

Debenture Description	Principal Outstanding	Accrued and Unpaid Interest
Secured Convertible Debenture (MOBL5-1) issued by the Company to YA Global on June 30, 2008 in the original principal amount of $13,391,174.54	$13,029,125	$130,551.79

The amounts referenced in this chart above are as of the close of business on April 30, 2009 and do not include any additional costs, charges, expenses, or liquidated damages.

WHEREAS, the Maturity Date of the Debenture is May 1, 2009.

WHEREAS, the Company has requested that YA Global forbear from enforcing its rights and remedies against the Obligations (as defined below) under the Transaction Documents as a result of the Maturity of the Debenture for a period of 30 days from the Maturity Date in order to allow the Company an opportunity to repay or propose a plan to restructure the Debenture and YA Global has agreed to so forbear, but only upon the terms and conditions expressly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.
ACKNOWLEDGMENTS OF INDEBTEDNESS. The Grantors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Transaction Documents, they are jointly and severally liable to YA Global under the Debenture and Transaction Documents for the amounts set forth in the first Whereas clause above, for all interest accruing on the principal balance of the Debenture from and after April 30, 2009, and for all fees, redemption premiums, liquidated damages, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accrued or incurred by the YA Global in connection with the Transaction Documents (collectively, the “Obligations”).

2.
WAIVER OF CLAIM.  The Grantors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against YA Global or YA Global’s officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns with respect to the Obligations, the Transaction Documents, or otherwise, and that if any Grantor now has, or ever did have, any offsets, defenses, claims, or counterclaims against YA Global or YA Global’s officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantors each hereby RELEASE YA Global and YA Global’s officers, directors, employees, managers, partners, attorneys, representatives, predecessors, successors, and assigns from any liability therefore.

3.	RATIFICATION OF TRANSACTION DOCUMENTS; CONFIRMATION OF COLLATERAL; CROSS-COLLATERALIZATION; FURTHER ASSURANCES. The Grantors jointly and severally:

a.
Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Transaction Documents to which each is a party.  The Grantors further acknowledge and agree that except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect.

b.
Agree that (i) the obligations secured by the Transaction Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, and (ii) all collateral, whether now existing or hereafter acquired, granted to YA Global pursuant to the Transaction Documents, this Agreement, or otherwise shall secure all of the Obligations until full and final payment of the Obligations.

c.
Shall, from and after the execution of this Agreement, execute and deliver to YA Global whatever additional documents, instruments, and agreements that YA Global may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in YA Global and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize YA Global to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, YA Global deems necessary to perfect or evidence its security interests and liens in any such collateral.  In connection with the forgoing, within five business days of the date hereof, the Grantors shall take all steps necessary to (i) cause MWS Newco, Inc., a Delaware corporation (“MWS”) to join in the Transaction Document including without limitation, becoming a party to the Global Security Agreement, Global Pledge Agreement, and Global Guaranty, (ii) provide a perfection certificate from MWS indicating the type of, and location of, all the assets of MWS, and (iii) enter into Account Control Agreements, Collateral Access Agreements, and such other documents or agreements required to perfect YA Global’s security interest in the collateral of MWS.

d.
Hereto acknowledge, confirm and agree that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global by such Grantor, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Grantors contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Grantors, enforceable against each in accordance with their respective terms, and the Grantors have no valid defenses to the enforcement of such obligations, and (c) YA Global is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

4.	FORBEARANCE OF EXERCISING RIGHTS AND REMEDIES.

a.
Acknowledgement of Maturity.  The Company hereby acknowledges and agrees that the Maturity Date of the Debenture is May 1, 2009, that as of the date hereof it has not, and on the Maturity Date it will not be able to, repay the Obligation, and such event will entitle YA Global to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise.  The Grantors jointly and severally represent and warrant that as of the date hereof, except for the event described in the preceding sentence, no Event of Default under the Transaction Documents exist.  YA Global has not waived, presently does not intend to waive and may never waive any events of default and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Grantors hereby acknowledge and agree that upon the Maturity Date the Obligations will be immediately due and payable under the terms of the Transaction Documents, but for the agreement to forbear as set forth herein.

b.	Forbearance.

i.
In reliance upon the representations, warranties and covenants of the Grantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, YA Global agrees to forbear from exercising its rights and remedies under the Transaction Documents or applicable law, subject to the conditions, amendments and modifications contained herein until June 1, 2009 (the “Forbearance Period”) so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any Event of Default except for the non-payment of Obligations as of the Maturity Date.

ii.
Upon the termination or expiration of the Forbearance Period, the agreement of YA Global to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit YA Global to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind.  This Agreement shall be deemed to satisfy any and all requirements by YA Global to provide notice to the Grantors before exercising any such rights.

c.	No Other Waivers; Reservation of Rights.

i.
YA Global has not waived, is not by this Agreement waiving, and has no intentions of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof, and YA Global has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

ii.
Subject to Section 4(b) above (solely with respect to the Maturity Date), YA Global reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof, and YA Global has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

d.
Interest.  During the Forbearance Period interest shall continue to accrue on the outstanding principal balance of the Obligations at the normal rate set forth in the Debenture.  The Company shall pay to YA Global all accrued and unpaid interest under the Debenture as of the close of business on April 30, 2009 of 130,551.79 by paying $65,275 by May 11, 2009, and the balance of $65,276.79 by May 25, 2009.

e.
Costs. The Grantors shall jointly and severally reimburse YA Global on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by YA Global in connection with the protection, preservation, and enforcement by YA Global of its rights and remedies under the Transaction Documents and/or this Agreement, including, without limitation, the negotiation and preparation of this Agreement.

5.
DUE DILIGENCE.  The Grantors have represented to YA Global that they intend to consider certain transactions involving certain assets pledged to YA Global or may otherwise require the consent of YA Global in order to assist in the satisfaction of the Obligation or in connection with a plan to restructure the repayment of the Obligations. In connection therewith:

a.	The Grantors will provide YA Global with information regarding any potential transactions proposed by the Grantors in its efforts to satisfy the Obligations.

b.
The Grantors shall retain a consultant, to the sole satisfaction of YA Global, to conduct due diligence and an investigation into the business and prospects of any of the Grantors.  The Grantors shall pay all expenses and fees of such consultant in an amount not to exceed $15,000.

c.
The Grantors agree that in all events, and regardless of whether any transaction is consummated, all Obligations shall be paid in full in good and collected funds by federal funds wire transfer on or before the termination or expiration of the Forbearance Period, unless otherwise indicated in writing by YA Global.

d.
The Grantors acknowledge and agree that nothing contained in this Section is intended to be, nor shall be construed as, an agreement by YA Global to extend the Forbearance Period, consent by YA Global to any particular transaction, or an agreement to release any security interest of assets held by YA Global except for payment in full of all the Obligations.

6.	WAIVERS AND OTHER AGREEMENTS.

a.
Non-Interference.  From and after the termination of the Forbearance Period, the Grantors jointly and severally agree not to interfere with the exercise by YA Global of any of its rights and remedies.  The Grantors further jointly and severally agree that it shall not seek to restrain or otherwise hinder, delay, or impair YA Global’s efforts to realize upon any collateral granted to YA Global, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents.  The provisions of this Paragraph shall be specifically enforceable by YA Global.

b.
Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO

c.
Cross Default.  The Grantors hereby acknowledges and agrees that any default or Event of Default under this Agreement or under any Transaction Document shall constitute a default or an Event of Default under each other Transaction Document.

7.	REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants to YA Global as follows:

a.
Attached hereto as Schedule 7.a. is a true, correct, and complete organizational chart displaying exact legal name, principal place of business, jurisdiction of incorporation, organization, or formation, and organizational identification number of the Company and each direct and indirect subsidiary of the Company and for each Grantor.

b.
Each Grantor’s current Deposit Accounts are set forth on Schedule 7.b. attached hereto and constitute all such Deposit Accounts of the Grantors. Each Deposit Account listed on the schedule to the Global Security Agreement and not listed on Schedule 7.b. has been closed and at the time of such closure, all proceeds remaining in such Deposit Accounts were disposed of in accordance with the Global Security Agreement.

c.
Attached hereto as Schedule 7.c. is a true, correct, and complete list of all United States Patents, Patent Licenses, United States Copyright registrations, and Copyright Licenses to which each Grantor is a party.

8.
GOVERNING LAW.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Grantors:

MOBILEPRO CORP., a Delaware corporation By: /s/ Jay Wright Name: Jay Wright Title: Chairman and CEO	PROGAMES NETWORK, INC., a Delaware corporation By: /s/ Jay Wright Name: Jay Wright Title: Chairman

DAVEL FINANCING COMPANY, L.L.C., a Delaware limited liability company By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary	DAVEL COMMUNICATIONS GROUP, INC., an Illinois corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary

TELALEASING ENTERPRISES, INC., an Illinois corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary	PEOPLES TELEPHONE COMPANY, INC., a New York corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary

PHONETEL TECHNOLOGIES, INC., an Ohio corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary	DAVEL ACQUISITION CORP., a Delaware corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary

DAVEL COMMUNICATIONS, INC., a Delaware corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary	CLOSECALLAMERICA, INC., a Delaware corporation By: /s/ Doug Bethell Name: Doug Bethell Title: President

MWS Newco, Inc., a Delaware corporation By: /s/ Tammy Martin Name: Tammy Martin Title: Secretary	AMERICAN FIBER NETWORK, INC., a Delaware corporation By: /s/ Doug Bethell Name: Doug Bethell Title: President

YA GLOBAL INVESTMENTS, L.P. By: Yorkville Advisors, LLC, its Investment Manager By: /s/ Troy Rillo Name: Troy Rillo Title: Senior Managing Director